SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 2
                                    to
                                 FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            SITEL CORPORATION
          (Exact name of registrant as specified in its charter)

           Minnesota                                          47-0684333
    (State or jurisdiction of                              (I.R.S. Employer
    incorporation or organization)                         Identification No.)

                           13215 Birch Street
                          Omaha, Nebraska 68164
      (Address, including zip code, of Principal Executive Offices)

                   SITEL Corporation Stock Option Plan
 SITEL Corporation Stock Option Plan for Replacement of Existing Options
  Amended and Restated SITEL Corporation 1995 Employee Stock Option Plan
     SITEL Corporation 1995 Non-Employee Directors Stock Option Plan
                        (Full Titles of the Plans)

      James F. Lynch, Chairman of Board and Chief Executive Officer
                            13215 Birch Street
                          Omaha, Nebraska 68164
                              (402) 498-6810
(Name, Address, including zip code, and Telephone Number, including area code, of Agent for Service)
                                __________
Approximate date of proposed commencement of sales pursuant to the Plans:
As soon as practicable after this Registration Statement becomes effective.

                     CALCULATION OF REGISTRATION FEE

Title of                              Proposed       Proposed
securities         Amount             maximum        maximum       Amount of
to be              to be              offering       aggregate     registration
registered         registered (1)     price per      offering      fee
                                      share          price
Common stock,
$.001 par          7,381,720 shares   $ .0025 (2)  $ 18,454 (2)    $ 6.36
value (SOP)

Common stock,
$.001 par value
(SOP-Repl. of
Existing Options)  4,541,852 shares   $ .0025 (2)  $ 11,355 (2)    $ 3.92


Common stock,
$.001 par value
(1995 Employee
 SOP)              2,800,000 shares   $ 6.625 (3)  $ 18,550,000(3) $ 6,396.55


Common stock,
$.001 par value
(1995 Non-Empl.
 Directors SOP)      120,000 shares   $ 6.625 (3)  $ 795,000 (3)   $ 274.14


Total             14,843,572 shares   $  .0025 (2) $ 19,374,809(2)(3) $ 6,680.97
                                      $ 6.625 (3)


(1) The number of shares registered hereunder shall include any additional shares made available under the plan because of adjustment in the shares on account of stock splits or stock dividends hereafter effected by the Registrant.
(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") solely for purposes of calculating the registration fee. The price is based upon the exercise price for the option shares.
(3) Estimated pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of SITEL Corporation Common Stock on November 14, 1995, as reported on the National Association of Securities Dealers Automated Quotations system.

This Post-Effective Amendment No. 2 to Form S-8 consists of 16 pages.  The
Exhibit Index is on page 7.

This Post-Effective Amendment No. 2 to Form S-8 (Registration No. 33-99434) is filed in order to reflect the increased number of shares registered hereunder by reason of an adjustment made in the shares available under the plans on account of a two-for-one forward stock split paid on October 21, 1996 and certain other matters.


                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    SITEL Corporation (the "Registrant") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

    (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended May 31, 1996, as amended.

    (b) The Registrant's Quarterly Report on Form 10-Q for the period ended August 31, 1996 and Current Reports on Form 8-K and amendments thereto filed on June 21, 1996, June 27, 1996, July 12, 1996, August 23, 1996,
         August 30, 1996, September 18, 1996, and October 1, 1996 and
         December 4, 1996.

    (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 1-12577) filed with the Securities and Exchange Commission pursuant to
         Section 12 of the Securities Exchange Act of 1934 as amended.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of the filing of such documents.

         This registration statement, including all documents incorporated herein by reference, contains forward-looking statements. Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. The words "believe," "expect," "anticipate" and "project" and similar expressions identify forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but not be limited to, projections of revenues, income or loss, capital expenditures, acquisitions, plans for future operations, financing needs or plans, the impact of inflation and plans relating to products or services of the Company, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Statements in this registration statement and in the Company's periodic reports filed with the Securities and Exchange Commission which are incorporated by reference herein, describe factors, among others, that could contribute to or cause such differences.


ITEM 4.  DESCRIPTION OF SECURITIES

    The class of securities offered by the Registrant pursuant to this registration statement is registered under Section 12 of the Securities Exchange Act of 1934.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Matters with respect to the legality of the Common Stock of the Company being registered hereby have been passed upon by the firm of Abrahams, Kaslow & Cassman, counsel for the Company. Members of Abrahams, Kaslow & Cassman own a total of 16,400 shares of Common Stock of the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Amended and Restated Articles of Incorporation limit the liability of directors to the maximum extent permitted by the Minnesota Business Corporation Act. Minnesota law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability due to (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions,
    (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under the federal securities laws is not limited by the Amended and Restated Articles of Incorporation.

    The Minnesota Business Corporation Act requires that the Company indemnify any director or officer made or threatened to be made a party to a legal proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements, and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. The Company's Amended and Restated Articles of Incorporation require the Company to provide indemnification of these persons to the fullest extent of the Minnesota indemnification statute.

    The Company has entered into an indemnification agreement with each of its directors and executive officers to provide him or her with specific contractual assurances that the indemnification protection provided by the Minnesota Business Corporation Act and the Company's Amended and Restated Articles of Incorporation will be available to such director or officer and to provide for the indemnification of and the advancing of expenses to such director or officer to the fullest extent permitted by law. The forms of such indemnification agreements were previously filed as exhibits.

    The Company presently maintains insurance to protect itself and its directors and officers against certain liabilities, costs, and expenses arising out of claims or suits against such directors and officers resulting from their service in such capacity.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.


        [Remainder of this page intentionally left blank]

ITEM 8.  EXHIBITS

    The exhibits filed as a part of this registration statement are:

       Exhibit
         No.
   (1)  4.1 Amended and Restated Articles of Incorporation of SITEL Corporation.
   (2)  4.1(a)  Articles of Amendment filed September 10, 1996 to the Amended and Restated Articles of Incorporation
   (1)  4.2 Amended and Restated Bylaws of SITEL Corporation.
   (1)  4.3 Form of General Voting Agreement.
   (1) 4.4 SITEL Corporation Stock Option Plan for Replacement of Existing Options.
   (1)  4.5 SITEL Corporation Stock Option Plan for Replacement of EEBs.
   (3)  4.6 Amended and Restated SITEL Corporation 1995 Employee Stock Option
            Plan.
   (1)  4.7 SITEL Corporation 1995 Non-Employee Directors Stock Option Plan.
   * 5.1 Opinion of Abrahams, Kaslow & Cassman regarding legality of Common Stock being registered.
   (4) 10.9 Form of Indemnification Agreement between SITEL Corporation and its Outside Directors.
    *  10.10 Form of Indemnification Agreement between SITEL Corporation and its Executive Officers.
    *  23.1  Consent of Coopers & Lybrand L.L.P.
    *  23.2  Consent of Abrahams, Kaslow & Cassman (included in Exhibit 5.1).
       23.3  Consent of KPMG.
       23.4  Consent of Arthur Andersen.
       23.5  Consent of Arthur Andersen, L.L.P.
       23.6  Consent of Fuller Landau.
       24.1  Power of Attorney (included on signature page).
_________________________
    *Previously filed.

    (1) Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 hereto were previously filed as Exhibits 3.1, 3.4, 9.1, 10.1, 10.2, 10.3 and 10.4, respectively, to the Registration Statement of SITEL Corporation on Form S-1 (Registration No. 33-91092) and are incorporated herein by this reference.

    (2) Previously filed as an exhibit to the Registrant's Registration Statement of SITEL Corporation on Form S-3 (Registration No. 333-13403) and incorporated herein by this reference.

    (3) Previously filed as Appendix B to the Registrant's Proxy Statement for the annual meeting of stockholders filed on September 27, 1996.

    (4) Previously filed as an exhibit to the Form 10-Q Quarterly Report of SITEL Corporation for the period ended August 31, 1995, and incorporated herein by this reference.

ITEM 9.  UNDERTAKINGS

    (a)  Rule 415 offering.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the
                 Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Filing incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on December 30, 1996.


                               SITEL CORPORATION



                               By: /s/ JAMES F. LYNCH
                                 James F. Lynch, Chairman of the Board
                                 and Chief Executive Officer

                        POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of SITEL Corporation, do hereby jointly and severally constitute and appoint James F. Lynch and Barry S. Major, and each of them individually, as our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for each of us and in our name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of SITEL Corporation and to file such amendments with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them individually and their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises in connection with this Registration Statement as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, lawfully may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ JAMES F. LYNCH              Chairman of the Board,       December 30, 1996
James F. Lynch                  Chief Executive
                                Officer and Director

/s/ BARRY S. MAJOR              Executive Vice President-    December 30, 1996
Barry S. Major                  Finance, and Chief Financial
                                Officer and Secretary
                               (Principal Financial Officer)

/s/ DONALD J. VRANA             Vice President and Controller December 30, 1996
Donald J. Vrana                 (Principal Accounting Officer)

/s/ KELVIN C. BERENS            Director                      December 30, 1996
Kelvin C. Berens


/s/ BILL L. FAIRFIELD           Director                      December 30, 1996
Bill L. Fairfield


/s/ HENK P. KRUITHOF            Director                      December 30, 1996
Henk P. Kruithof


/s/ GEORGE J. KUBAT             Director                      December 30, 1996
George J. Kubat

                          EXHIBIT INDEX

                                                               Page Number
                                                              In Sequential
                                                                Numbering
       Exhibit                                                   System
         No.
(1)      4.1  Amended and Restated Articles of Incorporation
              of SITEL Corporation.                                N/A
(2)      4.1(a) Articles of Amendment filed September 10,
                1996 to the Amended and Restated Articles
                of Incorporation                                   N/A
(1)      4.2  Amended and Restated Bylaws of SITEL Corporation.    N/A
(1)      4.3  Form of General Voting Agreement.                    N/A
(1)      4.4  SITEL Corporation Stock Option Plan for Replacement
              of Existing Options.                                 N/A
(1)      4.5  SITEL Corporation Stock Option Plan for Replacement
              of EEBs.                                             N/A
(3)      4.6(a) Amended and Restated SITEL Corporation 1995
                Employee Stock Option Plan.                        N/A
(1)      4.7  SITEL Corporation 1995 Non-Employee Directors
              Stock Option Plan.                                   N/A
*        5.1  Opinion of Abrahams, Kaslow & Cassman regarding
              legality of Common Stock being registered.
(4)     10.9  Form of Indemnification Agreement between SITEL
              Corporation and its Outside Directors.
*       10.10 Form of Indemnification Agreement between SITEL
              Corporation and its Executive Officers.
*        23.1 Consent of Coopers & Lybrand L.L.P.
*        23.2 Consent of Abrahams, Kaslow & Cassman (included in Exhibit 5.1).
         23.3 Consent of KPMG.                                      11
         23.4 Consent of Arthur Andersen.                           13
         23.5 Consent of Arthur Andersen, L.L.P.                    15
         23.6 Consent of Fuller Landau.                             17
         24.1 Power of Attorney (included on signature page).
_________________________
*Previously filed.

(1) Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 hereto were previously filed as Exhibits 3.1, 3.4, 9.1, 10.1, 10.2, 10.3 and 10.4, respectively, to the Registration Statement of SITEL Corporation on Form S-1 (Registration No. 33-91092) and are incorporated herein by this reference.


(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-3 (Registration No. 333-13403) and incorporated herein by this reference.

(3) Previously filed as Appendix B to the Registrant's Proxy Statement for the annual meeting of stockholders filed on September 27, 1996.

(4) Previously filed as an exhibit to the Form 10-Q Quarterly Report of SITEL Corporation for the period ended August 31, 1995, and incorporated herein by this reference.

                               EXHIBIT 23.3

                              CONSENT OF KPMG


                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of SITEL Corporation on Form S-8 (File No. 33-99434) of our report dated March 29, 1996 with respect to the consolidated balance sheets of Mitre plc and subsidiaries as of December 31, 1994 and 1995, and the related profit and loss accounts and cash flow statements for each of the years in the three year period ended December 31, 1995, incorporated by reference in the Form 8-K of SITEL Corporation dated September 18, 1996, which report appears in the Proxy Statement of SITEL Corporation dated July 29, 1996.


                  KPMG
                  Chartered Accountants
                  Registered Auditors



Birmingham, England
September 27, 1996

                               EXHIBIT 23.4

                        CONSENT OF ARTHUR ANDERSEN


                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of SITEL Corporation on Form S-8 (File No. 33-99434) of our report dated June 24, 1996 on our audit of the financial statements of Teleaction, S.A. as of December 31, 1994 and 1995, incorporated by reference in the amendment to Form 8-K of SITEL Corporation for June 12, 1996 which was filed on August 23, 1996, which report appeared in and was incorporated by reference from page F-53 of the Proxy Statement of SITEL Corporation filed July 29, 1996.


                  ARTHUR ANDERSEN



Madrid, Spain
September 26, 1996

                               EXHIBIT 23.5

                     CONSENT OF ARTHUR ANDERSEN L.L.P.

                    CONSENT OF INDEPENDENT ACCOUNTANTS




As independent public accountants, we herebye consent to the incorporation by reference in the Registration Statement of SITEL Corporation on Form S-8
(File No. 33-99434) of our report dated April 1, 1996 on our audit of the financial statements of National Action Financial Services, Inc. as of December 31, 1995 and for the year then ended, incorporated by reference in the amendment to Form 8-K of SITEL Corporation for June 28, 1996 which was filed on August 30, 1996, which report appeared in and was incorporated by reference from page F-82 of the Proxy Statement of SITEL Corporation filed July 29, 1996. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                  ARTHUR ANDERSEN, L.L.P.



Atlanta, Georgia
September 27, 1996

                               EXHIBIT 23.6

                         CONSENT OF FULLER LANDAU

                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of SITEL Corporation on Form S-8 (File No. 33-99434) of our report dated July 20, 1995 on our audit of the financial statements of C.T.C. Canadian Telephone Corporation as at April 30, 1995 and for the year then ended and of our report dated July 21, 1995 on our audit of the financial statements of 2965496 Canada Inc. as at April 30, 1995 and for the year then ended, incorporated by reference in the Form 8-K of SITEL Corporation for February 9, 1996 which was filed on February 23, 1996, which reports appeared in and were incorporated by reference from pages F-18 and F-26 of the Registration Statement of SITEL Corporation (File No. 333-00260) filed January 12, 1996.


                  FULLER LANDAU
                  Chartered Accountants



Montreal, Quebec
September 24, 1996